Exhibit 99.1

FOR IMMEDIATE RELEASE

4829 Galaxy Parkway
Suite S
Cleveland, OH 44128
www.morgansfoods.com

Contact: Kenneth L. Hignett

Executive Vice President, Chief Financial Officer and Secretary

(216) 359-9000

ken.hignett@morgansfoods.com

Apex Restaurant Management, Inc. to Acquire Morgan’s Foods, Inc.

Cleveland, Ohio (March 31, 2014) -- Morgan’s Foods, Inc. (OTC:MRFD) announced today that it has entered into a definitive agreement pursuant to which Apex Restaurant Management, Inc. will acquire Morgan’s Foods for $5.00 per share, in cash. The transaction represents a premium of 100% to Morgan’s Foods’ closing share price on the last day of trading prior to announcement and 86% to Morgan’s Foods’ 30-day volume-weighted average price prior to announcement.

The proposed acquisition, which has been approved by the boards of directors of Apex and Morgan’s Foods, is subject to approval by Morgan’s Foods’ shareholders and is expected to close during the summer of 2014.

In commenting on the deal, Morgan’s Foods’ Chairman James C. Pappas said, “This is an outstanding opportunity for Morgan’s shareholders, including many long standing shareholders that have been continuous supporters of the Company over the years.” Additionally, James J. Liguori, Morgan’s Foods’ President & CEO stated “I am elated that the existing Morgan’s restaurants and associates will join forces with Apex, which is a well-known professional restaurant organization.”

“The Morgan’s Foods organization is an excellent fit into our existing QSR restaurant base, and I look forward to working with the Morgan’s Foods team on this exciting opportunity” Tabbassum Mumtaz, Apex’s CEO, said in a statement.

Brookwood Associates acted as financial advisor to Morgan’s Foods and Tucker Ellis, LLP acted as legal counsel to Morgan’s Foods. Fisher Zucker, LLC and Omar Misleh, PC acted as legal counsel to Apex.

Morgan’s Foods, which was formed in 1925, owns and operates 68 KFC, Taco Bell and Pizza Hut Express franchises in Ohio, Pennsylvania, West Virginia, Illinois, New York and Missouri.

Apex, which was formed in 2005, is one of the largest franchise organizations of Yum! Brands and Long John Silver’s.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include those identified by such words as “may”, “will”, “expect”, “anticipate”, “believe”, “plan” and other similar terminology. The “forward-looking statements” reflect Morgan’s Foods’ current expectations, are based upon data available at the time of the statements and are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in or implied by such statements. Such risks and uncertainties include both those specific to Morgan’s Foods and general economic and industry factors. Important factors, which could cause actual results to differ materially, including, without limitation: the failure of Morgan’s Foods’ stockholders to approve the acquisition; and the risk that the acquisition may not be completed in the time frame expected by the parties or at all. Additional factors that may affect future results are described in Morgan’s Foods’ reports on Form 10-K and Form 10-Q filed with the SEC.

Additional Information

In connection with the proposed transaction, Morgan’s Foods will file a proxy statement with the SEC. Investors are urged to read the proxy statement when it becomes available because it will contain important information. You will be able to obtain the proxy statement, as well as other filings containing information about Morgan’s Foods, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Morgan’s Foods with the SEC can also be obtained, free of charge, by directing a request to Morgan’s Foods, Inc., 4829 Galaxy Parkway, Suite S, Cleveland, Ohio, 44128 Attention: Kenneth L. Hignett, Executive Vice President, Chief Financial Officer and Secretary (ken.hignett@morgansfoods.com).

Participants in the Solicitation

The directors and executive officers of Morgan’s Foods and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Morgan’s Foods’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on June 3, 2013 and its Proxy Statement on Schedule 14A filed with the SEC on June 12, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.